UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2023

TMC THE METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39281	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Howe Street, 10th Floor Vancouver, British Columbia	V6C 2T5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 631-3115

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
TMC Common Shares without par value	TMC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one TMC Common Share, each at an exercise price of $11.50 per share	TMCWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 8.01 of this Current Report on Form 8-K with respect to entering into the Exclusive Vessel Use Agreement and the Amendment to the Unsecured Credit Facility is incorporated into this Item 1.01 by reference.

Item 2.02.	Results of Operations and Financial Condition.

The information set forth under Item 8.01 of this Current Report on Form 8-K with respect to cash on hand as of June 30, 2023 is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 is unaudited and preliminary and does not present all information necessary for an understanding of the financial condition of TMC the metals company Inc. (the “Company”) as of June 30, 2023 and its results of operations for the three and six months ended June 30, 2023. The Company’s actual cash balance as of June 30, 2023 may differ from this estimate due to the completion of the Company’s quarter-end closing and financial reporting procedures.

Item 7.01.	Regulation FD Disclosure.

On August 1, 2023, the Company issued a press release announcing a corporate update, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

Following the conclusion of Part II of the International Seabed Authority’s (“ISA”) 28th session on July 28, 2023, the Company, an explorer of lower-impact battery metals from seafloor polymetallic nodules, provided the following corporate update regarding its expected production capacity, development timeline, costs and liquidity and capital resources.

Expected Increased Production Capacity of the Project Zero Offshore System and Expected Associated Costs

In the fourth quarter of 2022, the Company successfully tested the pilot nodule collection system in Area D of its “NORI” project area in the Clarion Clipperton Zone of the Pacific Ocean in which the Company’s subsidiary, Nauru Ocean Resources Inc. (“NORI”), currently holds exclusive exploration rights for polymetallic nodules from the ISA. As a result of lifting to the production vessel, Hidden Gem, of more than 3,000 tonnes of wet nodules during these tests, the Company’s partner, Allseas Group S.A. (“Allseas”) and NORI believe that they can upgrade the pilot nodule collection system, including the Hidden Gem, into the first production system, which the Company refers to as the Project Zero Offshore System.

Allseas and NORI are now executing on a plan designed to increase the maximum production capacity of the Project Zero Offshore System from the previous estimate of 1.3 million wet tonnes per annum to an estimated 3.0 million wet tonnes per annum in stepped increments based on Allseas’ estimates – a potential increase of 130%. The upgrades are expected to include the addition of a second 15 meter collector vehicle, the use of a wider diameter riser pipe from the seafloor to the surface, implementation of a larger compressor spread and improvements to the system designed to further mitigate its environmental impacts. Capacity is expected to be increased over time as production and experience milestones are met, which the Company believes will help manage operational risk, minimize up-front capital expenditure requirements and allow for staged increases in capacity as environmental review thresholds are met. Most of these capacity improvements are expected to occur after NORI’s application for an exploitation contract over NORI Area D is ready for submission to the ISA.

In furtherance of the Company’s non-binding term sheet entered into in March 2022 with Allseas, the Company continues its discussions with Allseas regarding these upgrades and the development of the Project Zero Offshore System and anticipates reaching a definitive agreement with Allseas before the end of 2023. The definitive agreement is expected to include further detail on pre-production system development and post-production costs. There can be no assurances, however, that the Company will enter into a definitive agreement(s) with Allseas in a particular time period, or at all, or on terms similar to those currently expected, or that if such definitive agreement(s) is entered into that the Project Zero Offshore System will be successfully developed or operated.

In addition, on August 1, 2023, the Company and Allseas entered into an Exclusive Vessel Use Agreement pursuant to which Allseas will give exclusive use of the Hidden Gem to the Company in support of the development of the Project Zero Offshore System until the system is completed or December 31, 2026, whichever is earlier. In consideration of the exclusivity term, the Company will issue to Allseas 4.15 million common shares. The Company expects that the definitive agreement with Allseas discussed above will extend the exclusive use of the Hidden Gem. The foregoing description of the Exclusive Vessel Use Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Exclusive Vessel Use Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Finalization of Application to the ISA for an Exploitation Contract for NORI Area D

NORI intends to submit an application to the ISA for an exploitation contract for NORI Area D following the conclusion of the July 2024 meeting of the ISA’s 29th session. Assuming a one-year review process, we expect to be in production in the fourth quarter of 2025 if the application is approved. After consideration of feedback received from the ISA’s Legal and Technical Commission (“LTC”) following the pilot nodule collection tests, the Company plans to further add to its growing body of environmental data by conducting a post-collection test monitoring campaign in 2023 in NORI Area D and using the findings thereof as part of the initial application. This campaign was originally planned to be part of NORI’s Environmental Management and Monitoring Plan (“EMMP”) that will be submitted to the ISA following the initial application. The Company believes the findings of this campaign will strengthen the quality of the required Environmental Impact Statement and EMMP by providing additional information on the environmental regeneration of the collection test area. Based on observations during the 2022 post-collection test monitoring campaign as well as information shared by other contractors, we expect that the findings of this additional campaign will further enhance the quality of the application.

The Company estimates that it will require $60 to $70 million of cash in addition to $20 million cash on hand as of June 30, 2023 (but not including potential drawdown on the existing Allseas credit facility) to submit an application for an exploitation contract for NORI Area D following the July 2024 ISA meeting. This estimate includes, among other things, the expected costs of:

•	the environmental and social impact assessment (“ESIA”), including the post-collection test monitoring campaign described above;

•	pre-feasibility studies;

•	layup costs for the Hidden Gem;

•	non-recurring engineering and project management on the Project Zero Offshore System;

•	regulatory and legal; and

•	payroll and other general corporate matters.

This estimate is exclusive of costs expected to be spent subsequent to submission of the application for an exploitation contract, including more detailed feasibility estimates and development costs on the Project Zero Offshore System as described above. The Company expects to refine its expected cash needs to prepare for potential commercialization following the time it submits its application to the ISA for an exploitation contract after it finalizes its planned definitive agreement with Allseas discussed above.

As previously disclosed by the Company, the ISA did not adopt final rules, regulations and procedures (“RRPs” or the “Mining Code”) to allow for the exploitation of seafloor resources by the July 9, 2023 deadline. At its July 2023 session, the ISA released a road map to finalize the Mining Code with a view to its adoption during the 30th session of the ISA in 2025, with the potential for earlier adoption during the 29th session of the ISA in 2024 if the Mining Code is ready for adoption by then. The road map includes three scheduled ISA Council meetings through July 2024 to progress the Mining Code. There can be no assurances, however, that the Mining Code will be adopted within these timelines, or at all.

Consistent with Nauru’s rights, as the sponsoring state of NORI, under the United Nations Convention on the Law of the Sea (“UNCLOS”), NORI reserves its right to submit a plan of work for exploitation, which will be part of any application for an exploitation contract NORI submits to the ISA, for NORI Area D in the absence of the adoption of the final Mining Code pursuant to Section 1, Paragraph 15(c) of the Annex to the 1994 agreement relating to the implementation of Part XI of UNCLOS, the possibility of which was recognized in ISA Council decisions ISBA/28/C/24 and ISBA/28/C/25. There can be no assurances, however, that the ISA will provisionally approve the plan or that such provisional approval would lead to the issuance of an exploitation contract by the ISA.

Assuming submission of an application for exploitation contract for NORI Area D in the third quarter of 2024 and the ISA’s timely one-year review and approval thereof, the Company anticipates that its first production of nodules from NORI Area D could be in the fourth quarter of 2025. There can be no assurances, however, if the ISA will approve an application, or the plan of work included therein, and/or issue an exploitation contract.

Liquidity and Capital Resources

On July 31, 2023, the Company entered into the Amendment to the Unsecured Credit Facility with Argentum Credit Virtuti GCV (the “Lender”), the parent of Allseas Investments S.A. and an affiliate of Allseas, to extend the credit facility to November 30, 2024. Under the amended credit facility, the Company may borrow from the Lender up to $25,000,000 in the aggregate through November 30, 2024. The foregoing description of the Amendment to the Unsecured Credit Facility does not purport to be complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Amendment to the Unsecured Credit Facility attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

As a result, the Company’s current liquidity and capital resources include:

•	$20 million cash on hand as of June 30, 2023;

•	$25 million credit facility with the Lender available through November 30, 2024, which remains undrawn as of the filing of this Current Report on Form 8-K;

•	$30 million At-The-Market offering (“ATM”) pursuant to which the Company may, from time to time, issue and sell common shares, which remains unused as of the filing of this Current Report on Form 8-K; and

•	$100 million effective universal “shelf” registration statement pursuant to which the Company may issue common shares, preferred shares, debt securities, warrants and units, including the $30 million common shares issuable under the ATM.

In addition, the Company will need additional financing to fund its continued operations over time. These financings could include additional public or private equity, debt financings, equity-linked financings or other sources of financing, including through non-dilutive asset, royalty or project-based and/or asset-based financings.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements concerning: the Company’s financial closing procedures; the Company’s financing plans; the Company’s expectations for the development of the Project Zero Offshore System, including the design, upgrades, cost, production capacity and timeline for completion; the expected terms and timing of a definitive agreement with Allseas; the timing of when the Company expects to submit an application to the ISA for an exploitation contract which will include a plan of work for exploitation; the estimated additional cash needed to submit an application to the ISA for an exploitation contract; the adoption of the final Mining Code by the ISA and the timing thereof; the Company’s plans to submit to the ISA an application for an exploitation contract and the plan of work for exploitation included therein; and the anticipated timing of the Company’s first commercial production of nodules from NORI Area D. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things: the Company’s strategies and future financial performance; the ISA’s ability to timely adopt the Mining Code and/or willingness to review and/or approve a plan of work for exploitation under UNCLOS on a timely basis, if at all; the Company’s ability to obtain exploitation contracts or approved plans of work for exploitation for its areas in the Clarion Clipperton Zone; regulatory uncertainties and the impact of government regulation and political instability on the Company’s resource activities; changes to any of the laws, rules, regulations or policies to which the Company is subject, including the terms of the final Mining Code, if any, adopted by ISA and the potential timing thereof; the impact of extensive and costly environmental requirements on the Company’s operations; environmental liabilities; the impact of polymetallic nodule collection on biodiversity in the Clarion Clipperton Zone and recovery rates of impacted ecosystems; the Company’s ability to develop minerals in sufficient grade or quantities to justify commercial operations; the lack of development of seafloor polymetallic nodule deposit; the Company’s ability to successfully enter into definitive agreement(s) with Allseas and other parties in which it is in discussions, if any; uncertainty in the estimates for mineral resource calculations from certain contract areas and for the grade and quality of polymetallic nodule deposits; risks associated with natural hazards; uncertainty with respect to the specialized treatment and processing of polymetallic nodules that the Company may recover; risks associated with collective, development and processing operations, including with respect to the development of onshore processing capabilities and capacity and Allseas’ expected development efforts with respect to the Project Zero Offshore System; the Company’s dependence on Allseas; fluctuations in transportation costs; fluctuations in metals prices; testing and manufacturing of equipment; risks associated with the Company’s limited operating history, limited cash resources and need for additional financing; risks associated with the Company’s intellectual property; Low Carbon Royalties’ limited operating history and other risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 27, 2023, as well as in other filings the Company may make with the SEC in the future. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Exclusive Vessel Use Agreement, dated August 1, 2023, by and between TMC the metals company Inc. and Allseas Group S.A.

10.2	Amendment to the Unsecured Credit Facility, dated July 31, 2023, by and between TMC the metals company Inc. and Argentum Credit Virtuti GCV.

99.1	Press release dated August 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMC THE METALS COMPANY INC.

Date: August 1, 2023	By:	/s/ Craig Shesky
	Name:	Craig Shesky
	Title:	Chief Financial Officer